Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor
Los Angeles, California 90067

June 11, 2021

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sigma Labs, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date of this opinion letter. The Registration Statement relates to the Company’s offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities of the Company with an aggregate public offering price of up to $50,000,000: (1) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (2) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”); (3) debt securities (the “Debt Securities”), which will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”); (4) warrants to purchase shares of Common Stock or Preferred Stock or Debt Securities (“Warrants”); and (5) units consisting of shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants (“Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units collectively are referred to in this opinion letter as the “Securities.” The Registration Statement includes a prospectus (the “ Base Prospectus”), which states that it will be supplemented from time to time by one or more supplements setting forth the specific terms of each offering of Securities (each, a “Prospectus Supplement”). The Registration Statement also includes a prospectus supplement (the “Warrant Shares Prospectus Supplement”) covering the issuance of up to 88,911 shares of Common Stock (the “Warrant Shares”) to be issued upon the exercise of certain outstanding warrants (the “Outstanding Warrants”) previously offered and sold by the Company under the circumstances described in the Warrant Shares Prospectus Supplement. The shares of Common Stock that may be offered, issued and sold pursuant to the Warrant Shares Prospectus Supplement are not included in the $50,000,000 of securities that may be offered, issued and sold by the Company under the Base Prospectus.

The opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of: (1) the Registration Statement; (2) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (3) resolutions adopted by the Company’s Board of Directors pertaining to the Registration Statement, the Securities, and related matters; and (4) such certificates of public officials and officers of the Company, and such records of the Company and other documents, as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of the law described in the following paragraph as we considered necessary or appropriate as a basis for the opinions expressed below.

The law covered by our opinions expressed below is limited to the General Corporation Law of the State of California (the “California Corporation Law”), including applicable rules and regulations promulgated under the California Corporation Law and applicable reported judicial decisions interpreting the California Corporation Law, the Nevada General Corporation Law (including applicable rules and regulations promulgated under the Nevada General Corporation Law and applicable reported judicial decisions interpreting the Nevada General Corporation Law), and with respect only to the opinions expressed below in paragraph 3 regarding Debt Securities, the internal laws of the State of New York, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within New York.

We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional qualifications and limitations set forth below, we are of the opinion that:

1. When the issuance and the terms of the sale of shares of Common Stock have been duly authorized and established by the Board of Directors of the Company in conformity with the Company’s Articles of Incorporation and Bylaws and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the Warrants), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. When the issuance and the terms of sale of shares of Preferred Stock have been duly authorized and established by the Board of Directors of the Company in conformity with the Company’s Articles of Incorporation, including the designations of rights, preferences and privileges of such Preferred Stock, and Bylaws and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. When the issuance and the terms of the sale of the Debt Securities have been duly authorized and established by the Board of Directors of the Company and duly established in conformity with the applicable Indenture, the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4. When the issuance and the terms of the sale of Warrants have been duly authorized and established by the Board of Directors of the Company and such Warrants have been issued and delivered against payment of their full purchase price and in accordance with the applicable warrant, underwriting, or similar agreement and the terms of the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the issuance and the terms of the sale of Units have been duly authorized and established by the Board of Directors of the Company and such Units have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Base Prospectus, and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When the Warrant Shares have been issued and paid for in accordance with the terms of the Outstanding Warrants, as contemplated by the Registration Statement, the Base Prospectus and the Warrant Shares Prospectus Supplement, the Warrant Shares will be validly issued, fully paid and non-assessable.

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act prior to the Company’s offer and sale of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer and sale of any Securities; (3) the Company’s Board of Directors will adopt resolutions duly authorizing each offer and sale of Securities and establishing the terms of the sale of such Securities, which, as to the Debt Securities, shall be consistent with the procedures and terms described in the applicable Indenture, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) any Debt Securities will be issued pursuant to the applicable Indenture, which will be filed as Exhibit 4.3 to the Registration Statement; (5) each applicable Indenture will be qualified under the Trust Indenture Act of 1939, as amended; (6) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of Securities; (7) a definitive purchase, underwriting, warrant, or similar agreement will be duly executed and delivered by the Company and the other parties thereto with respect to each offer and sale of Securities; (8) the number of shares of its Common Stock or Preferred Stock, as applicable, to be issued pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock or Preferred Stock, will not exceed the number of shares of Common Stock or Preferred Stock authorized in the Company’s Articles of Incorporation; (9) the purchase price of all Securities will consist solely of cash; (10) in connection with each issuance of Securities, the Company will duly execute and deliver stock certificates, warrant certificates, debt certificates, or unit certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to Common Stock or Preferred Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (11) the Company’s offer and sale of the Securities, and compliance with any definitive Indenture or purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not violate any applicable law, rule, regulation, or public policy or any judgment, order or decree of any court having jurisdiction over the Company; (12) the Company’s offer and sale of the Securities, and compliance with any definitive Indenture or purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and will not otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities, and neither the Company’s Articles of Incorporation nor Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of Securities to constitute a violation of the Articles of Incorporation or Bylaws; (13) each purchase, underwriting, warrant, unit, or similar agreement pertaining to the offer, sale, and issuance of any Securities will be governed by the internal laws of the State of California, except that the Indenture, and any related promissory notes will be governed by the internal laws of the State of New York; (14) if Common Stock is issued upon the conversion or exercise of Preferred Stock, Debt Securities and Warrants, the conversion and exercise terms thereunder, as applicable, will be complied with; and (15) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

To the extent that the obligations of the Company with respect to the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under an applicable Indenture, namely, the Trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that the Trustee will at all times comply with its obligations under the applicable Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law (including the waiver of rights or defenses in provided for in the Applicable Indenture), or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC